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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No.2 to the Registration Statement (Form S-3 No. 333-81761) and related Prospectus of Ticketmaster Online-CitySearch, Inc. and to the incorporation by reference therein of our report dated January 26, 2000, with respect to the consolidated financial statements of Ticketmaster Online-CitySearch, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Woodland Hills, California
May 15, 2000